UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary information statement
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☒	Definitive information statement

ESSENTIAL GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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ESSENTIAL GROUP, INC.

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

April 28, 2005

To the Stockholders of

Essential Group, Inc.:

This Information Statement is being circulated to the stockholders of Essential Group, Inc., a Delaware corporation (“Essential Group”), in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of Essential Group. As more completely described in this Information Statement, the election of six directors to serve as directors of Essential Group until the next annual meeting of Essential Group’s stockholders or until their successors have been elected and qualified was taken pursuant to the written consent of stockholders of Essential Group dated April 27, 2005 and which shall become effective 20 days after the date hereof. This Information Statement is being sent or given to the stockholders of Essential Group on or about April 28, 2005.

Very truly yours,

/s/ C. LEE JONES
C. Lee Jones
President and Chief Executive Officer

ESSENTIAL GROUP, INC.

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

INFORMATION STATEMENT

dated April 28, 2005

GENERAL

This Information Statement is being circulated to the stockholders of Essential Group, Inc., a Delaware corporation, in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of Essential Group.

Unless otherwise noted, references to “Essential Group,” “we,” “our,” or “us” mean Essential Group, Inc., a Delaware corporation, and its subsidiary, AmericasDoctor.com Coordinator Services, Inc., a Delaware corporation. Our principal executive offices are located at 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031 and our telephone number is (847) 855-7500.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

As more completely described below, the stockholders representing more than a majority of the voting securities of Essential Group have consented to the election of six directors to serve as directors of Essential Group until the next annual meeting of Essential Group’s stockholders or until their successors have been elected and qualified. This action will be effective 20 days after the mailing of this Information Statement to stockholders.

This Information Statement is being sent or given to the stockholders of Essential Group on or about April 28, 2005. The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related materials, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of common and preferred stock will be paid by Essential Group.

VOTING SECURITIES

On February 3, 2005, our Board of Directors adopted resolutions proposing and declaring advisable that we submit to our stockholders by written consent the election of our directors. As of the close of business on April 1, 2005, the record date for the determination of stockholders to whom this Information Statement is sent, we had outstanding 3,430,043 shares of Class A common stock, par value $.001 per share, 685,324 shares of Class B common stock, par value $.001 per share, 150,884 shares of Series A-1 preferred stock, par value $.001 per share, 149,602 shares of Series A-2 preferred stock, par value $.001 per share, 297,768 shares of Series A-3 preferred stock, par value $.001 per share, 888,889 shares of Series A-4 preferred stock, par value $.001 per share, 569,861 shares of Series A-5 preferred stock, par value $.001 per share, 2,726,450 shares of Series A-6 preferred stock, par value $.001 per share, 209,167 shares of Series A-7 preferred stock, par value $.001 per share, 228,436 shares of Series B contingent convertible preferred stock, par value $.001 per share and 30,164 shares of Series E preferred stock, par value $.001 per share. As of April 1, 2005, there were no shares of our Series C contingent convertible preferred stock, par value $.001 per share, outstanding. Holders of the Class A common stock are entitled to cast one vote for each share of Class A common stock then registered in the holder’s name. Holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock are entitled to one vote for each share of Class A common stock into which such preferred stock is convertible as of the record date. The holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock, Series E preferred stock and Class A common stock vote together as a single class on all matters brought before the holders of the Class A common stock. Holders of the Class B common stock, Series A-7 preferred stock, Series B contingent convertible preferred stock and Series C contingent convertible preferred stock have no right to vote on the matters described in this Information Statement.

As permitted under Section 228 of the Delaware General Corporation Law, by written consent dated April 27, 2005, our stockholders representing more than a majority of our issued and outstanding shares of Class A common stock, Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock, voting together as a single class, voted to elect the following individuals to serve as our directors until our next annual meeting of stockholders or until their successors have been elected and qualified:

•	Pradip K. Banerjee, Ph.D.;

•	C. Lee Jones;

•	Ira Klimberg, M.D.;

•	Joan P. Neuscheler;

•	Zubeen Shroff; and

•	Christopher Steidle, M.D.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this corporate action will not be effective until 20 days after the mailing of this Information Statement to stockholders. The nominees for election as directors are willing to be elected as directors. If as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, the majority of stockholders may elect such other person as they deem advisable. More information about the above-named nominees is included under the caption “Directors and Executive Officers.”

Because the election of directors has been approved by the holders of the required majority of our voting securities, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 1, 2005 with respect to our Class A common stock, par value $.001 per share, and preferred stock, par value $.001 per share, owned by each person who beneficially owns more than five percent of our outstanding Class A common stock, on an as converted basis, and preferred stock, by each of our named executive officers and directors and by all of our named executive officers and directors as a group.

	Class A Common Stock		Preferred Stock(1)
Name of Beneficial Owner(2)	# of Shares Owned(3)	Percentage Owned (%)	# of Shares Owned	Percentage Owned (%)
Galen Partners(4)	1,879,425	35.6%	1,776,425	33.8%
Tullis-Dickerson Capital Focus II, L.P.(5)	1,515,763	36.0	771,740	14.7
LHC Corporation(6)	868,334	20.2	833,334	15.9
GE Capital Equity Investments, Inc.(7)	603,501	16.4	248,618	4.7
Delphi Ventures(8)	534,471	13.5	516,971	9.8
Protostar Equity Partners, L.P.(9)	416,667	10.8	416,667	7.9
Premier Research Worldwide Ltd.(10)	268,124	7.5	127,292	2.4
Jane Taylor(11)	187,091	5.4	123,181	2.3
C. Lee Jones(12)	554,864	13.9	—	—
Pradip K. Banerjee, Ph.D.(13)	8,083	*	—	—

	Class A Common Stock		Preferred Stock(1)
Name of Beneficial Owner(2)	# of Shares Owned(3)	Percentage Owned (%)	# of Shares Owned	Percentage Owned (%)
Dennis N. Cavender(14)	57,812	1.6	—	—
Julie A. Ross(15)	88,888	2.5	205	*
Ira Klimberg, M.D.(16)	108,750	3.1	2,045	*
Joan P. Neuscheler(17)	1,574,763	36.9	771,740	14.7
Zubeen Shroff(18)	1,879,425	35.6	1,776,425	33.8
Christopher Steidle, M.D.(19)	30,500	*	—	—
All executive officers and directors as a group (8 persons)(20)	4,303,085	62.4	2,550,415	48.6
*	Less than one percent.

(1)	Our preferred stock consists of Series A-1, A-2, A-3, A-4, A-5, A-6 and A-7 preferred stock, Series B contingent convertible preferred stock, Series C contingent convertible preferred stock and Series E preferred stock. The shares of Series A-1, A-2, A-3, A-4, A-5, A-6, A-7 and E preferred stock are convertible, at the option of the holder thereof, into shares of Class A common stock presently on a share-for-share basis. The Series B contingent convertible preferred stock and the Series C contingent convertible preferred stock are automatically convertible to shares of Class A common stock on a one-for-one basis upon the occurrence of specified conversion triggering events. The Series A-1, A-2, A-3, A-4, A-5, A-6 and A-7 preferred stock are sometimes collectively referred to as our Series A preferred stock.
(2)	Except as otherwise indicated, the mailing address of each person shown is c/o Essential Group, Inc., 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031.
(3)	Includes shares owned directly by the persons named and those shares with respect to which such persons directly or indirectly exercise voting or investment power. These amounts include shares of Class A common stock, preferred stock and warrants to purchase Class A common stock, if any, held by such persons. These amounts also include shares of Class A common stock and Series C contingent convertible preferred stock subject to outstanding stock options or warrants which are exercisable as of or within 60 days of March 1, 2005.
(4)	Includes 1,776,425 shares of Series A preferred stock and 44,000 shares of Class A common stock. Of these shares, 1,558,678 shares of Series A preferred stock and 40,196 shares of Class A common stock are held by Galen Partners III, L.P., 141,084 shares of Series A preferred stock and 3,639 shares of Class A common stock are held by Galen Partners International III, L.P., 6,382 shares of Series A preferred stock and 165 shares of Class A common stock are held by Galen Employee Fund III, L.P. and 70,281 shares of Series A preferred stock are held by Galen Associates. Also includes 47,000 shares of Class A common stock subject to outstanding warrants issued to Galen Advisors LLC and 12,000 shares of Class A common stock subject to warrants issued to Galen Investment Advisory Group, LLC. Zubeen Shroff, one of our directors, is a general partner of Claudius, L.L.C., a general partner of Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P., each affiliates of Galen Partners. Galen Partners is located at 610 Fifth Avenue, Rockefeller Center, New York, New York 10020.
(5)	Consists of 771,740 shares of Series A preferred stock and 744,023 shares of Class A common stock. Of these shares, 96,550 shares of Series A preferred stock and 89,287 shares of Class A common stock are held by TD Javelin Capital Fund, L.P., 96,550 shares of Series A preferred stock and 89,287 shares of Class A common stock are held by TD Origen Capital Fund, L.P. and 578,640 shares of Series A preferred stock and 565,449 shares of Class A common stock are held by Tullis-Dickerson Capital Focus II, L.P. Joan P. Neuscheler, one of our directors, is an officer of Tullis-Dickerson & Co., Inc., the manager of TD Javelin Capital Fund, L.P., TD Origen Capital Fund, L.P. and Tullis-Dickerson Capital Focus II, L.P. Tullis-Dickerson Capital Focus II, L.P. is located at Two Greenwich Plaza, Greenwich Connecticut 06830.
(6)	Consists of 833,334 shares of Series A preferred stock and 35,000 shares of Class A common stock subject to outstanding warrants. LHC Corporation is located at 501 Silverside Road, Wilmington, Delaware 19809.
(7)	Consists of 248,618 shares of Series A preferred stock and 354,883 shares of Class A common stock. GE Capital Equity Investments, Inc. is located at 120 Long Ridge Road, Stamford, Connecticut 60927.

(8)	Includes 516,971 shares of Series A preferred stock and 12,000 shares of Class A common stock. Of these shares, 259,045 shares of Series A preferred stock and 11,788 shares of Class A common stock are held by Delphi Ventures III, L.P., 4,664 shares of Series A preferred stock and 212 shares of Class A common stock are held by Delphi BioInvestments III, L.P., 248,147 shares of Series A preferred stock are held by Delphi Ventures IV, L.P. and 5,115 shares of Series A preferred stock are held by Delphi BioInvestments IV, L.P. Also includes 5,500 shares of Class A common stock subject to outstanding options issued to Donald Lothrop, a general partner of Delphi Ventures. Delphi Ventures is located at 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, California 94025.
(9)	Consists of 416,667 shares of Series A preferred stock. Protostar Equity Partners, L.P. is located at 13-15 West 54th Street, Fourth Floor, New York, New York 10019.
(10)	Consists of 127,292 shares of Series A preferred stock and 140,832 shares of Class A common stock. Premier Research Worldwide, Ltd. is located at 30 South 17th Street, Philadelphia, Pennsylvania 19103.
(11)	Ms. Taylor holds the shares of Class A common stock jointly with her husband, James Taylor. Dr. and Ms. Taylor also jointly own 123,181 shares of our Series B contingent convertible preferred stock. The Taylors are located at 2814 North Junett Street, Tacoma, Washington 98407.
(12)	Consists of 554,864 shares of Class A common stock subject to outstanding options.
(13)	Consists of 8,083 shares of Class A common stock subject to outstanding options.
(14)	Consists of 57,812 shares of Class A common stock subject to outstanding options.
(15)	Consists of 88,888 shares of Class A common stock and 205 shares of Series C contingent convertible preferred stock subject to outstanding options.
(16)	Includes 50,500 shares of Class A common stock, 58,250 shares of Class A common stock subject to outstanding options and 2,045 shares of Series C contingent convertible preferred stock subject to outstanding options.
(17)	Includes 59,000 shares of Class A common stock subject to outstanding options. Also includes 771,740 shares of Series A preferred stock and 744,023 shares of Class A common stock held by Tullis-Dickerson and its affiliates. Ms. Neuscheler is an officer of Tullis-Dickerson & Co., Inc., the manager of TD Javelin Capital Fund, L.P., TD Origen Capital Fund, L.P. and Tullis-Dickerson Capital Focus II, L.P. See note 5 above.
(18)	Includes 59,000 shares of Class A common stock subject to outstanding warrants issued to Galen Advisors LLC. Also includes 1,776,425 shares of Series A preferred stock and 44,000 shares of Class A common stock held by Galen Partners and its affiliates. Mr. Shroff is a general partner of Claudius, L.L.C., a general partner of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. and Galen Associates. See note 4 above.
(19)	Includes 7,500 shares of Class A common stock and 23,000 shares of Class A common stock subject to outstanding options.
(20)	Includes 846,023 shares of Class A common stock, 908,897 shares of Class A common stock subject to outstanding options and 2,250 shares of Series C contingent convertible preferred stock subject to outstanding options. Also includes shares of Series A preferred stock and shares of Class A common stock which are presently held by affiliates of Ms. Neuscheler and Mr. Shroff. See notes 18 and 19 above.

As of March 1, 2005, all of the 685,324 shares of our Class B common stock, par value $.001 per share, outstanding, was beneficially owned by Affiliated Research Centers, LLC. Essential Group is the manager of Affiliated Research Centers, LLC.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of the members of our Board of Directors and our executive officers as of March 1, 2005.

Name	Age	Position
C. Lee Jones	49	President, Chief Executive Officer and Director
Dennis N. Cavender	54	Executive Vice President, Chief Financial Officer and Secretary
Julie A. Ross	42	Executive Vice President
Pradip K. Banerjee, Ph.D.	52	Chairman of the Board
Ira Klimberg, M.D.	50	Director
Joan P. Neuscheler	46	Director
Zubeen Shroff	40	Director
Christopher Steidle, M.D.	47	Director

C. Lee Jones. Mr. Jones has served as our Chief Executive Officer since February 2001 and as our President since September 2000. Mr. Jones also served as our Chairman from November 2001 until August 2004. He is also a member of our Nominating Committee. Mr. Jones served as our Chief Operating Officer from September 2000 until February 2001 and as our President, Research Services from March 2000 until September 2000. Mr. Jones has 22 years of pharmaceutical experience between The Upjohn Company and Abbott Laboratories. Prior to joining us, Mr. Jones was employed by Abbott Laboratories, where he served as Vice President of Information Technology from March 1996 until February 2000. Prior to that, Mr. Jones had served as the Director of Clinical Research at Abbott since August 1991. Mr. Jones is a director of ICON plc, an Irish contract research organization.

Dennis N. Cavender. Mr. Cavender has served as our Chief Financial Officer since January 2004 and as our Executive Vice President since March 1, 2005. He joined us in October 2003 as Assistant Chief Financial Officer. Mr. Cavender has over 30 years of broad experience in financial and operating positions, including 13 years of service in pharmaceutical, medical device and biotechnology companies. Prior to joining us, Mr. Cavender was President of Ascend Group, Ltd., an executive and financial consulting services company, from June 2002 to October 2003. From September 2000 until June 2002, Mr. Cavender served as Vice President, Merger and Acquisitions of Micron Electronics, Inc./Interland, Inc., a web hosting services company. Prior to that, Mr. Cavender was Executive Vice President and Chief Financial Officer of CyberCash, Inc., an internet payment services company, from July 1999 until September 2000. Mr. Cavender is also a partner of Tatum CFO Partners, L.L.P., a professional services firm.

Julie A. Ross. Ms. Ross has served as our Executive Vice President since October 2003. Prior to that, Ms. Ross served as our Vice President, Research Operations from June 2000 until October 2003. Ms. Ross joined us in October 1994 and has served in numerous positions, including Executive Director of Bids, Proposals & Contracts and Project Support Services from October 1999 until June 2000, Director of Bids, Proposals & Contracts from September 1998 until September 1999, Director of Project Development from March 1998 until August 1998, Manager of Business Development from April 1997 until March 1998, Director Operations from September 1996 until April 1997, Operations Manager from December 1995 until September 1996 and an IRB Coordinator from October 1994 until December 1995.

Pradip K. Banerjee, Ph.D. Dr. Banerjee has served as our Chairman since October 2004. Dr. Banerjee had previously been elected as a non-executive director in August 2004. Dr. Banerjee is the Chief Executive Officer of The Science Center, a developer of knowledge communities located in Philadelphia, Pennsylvania. Prior to joining The Science Center in September 2004, Dr. Banerjee was a partner with Accenture where he worked in their Pharmaceutical Medical Products’ Research & Development Consulting Service for over 10 years. Dr. Banerjee has also held research and development and business positions at Abbott Laboratories, Smith Kline and

Eastman Kodak. Independent from his position as Chairman, Dr. Banerjee has agreed to act as a consultant to management through December 31, 2005, as more fully described under the caption “Certain Relationships and Related Transactions—Banerjee Consulting Agreement.”

Ira Klimberg, M.D. Dr. Klimberg has served as a director since the founding of our company in 1993. He also serves as a member of our Nominating Committee and Compensation Committee. Dr. Klimberg was a member of the Audit Committee from June 1996 to March 2000. Dr. Klimberg has been in the private practice of urology since 1989. He has also been the Vice President and Secretary of Urologic Health Care, Inc., the Florida Foundation for Health Care Research, Inc. and Florida Medical Management, LLC, an urologic diagnostic and ambulatory surgery center, since 1989.

Joan P. Neuscheler. Ms. Neuscheler has served as a director since August 2000 and serves as a member of our Audit Committee and Compensation Committee. She is the director nominated by the holders of our Series A-1, Series A-2 and Series A-3 preferred stock pursuant to the terms of an investor rights agreement among us and certain of our stockholders. She has been the President of Tullis-Dickerson & Co., Inc., a venture capital firm, since July 1998 and was Treasurer and Chief Financial Officer from April 1989 to 2000.

Zubeen Shroff. Mr. Shroff has served as a director since January 2000. He is the director nominated by the holders of our Series A-4 and Series A-5 preferred stock pursuant to the terms of the investor rights agreement among us and certain of our stockholders. He also serves as a member of our Compensation Committee, Audit Committee and Nominating Committee. Mr. Shroff is a general partner of Galen Associates, a healthcare venture capital firm. Mr. Shroff joined Galen in January 1997 from The Wilkerson Group, a provider of management consulting services to the healthcare products and services industry, where he was a Principal from 1995 to 1996. Mr. Shroff currently serves on the boards of directors of Halsey Drug Co., Inc. and Encore Medical Corporation.

Christopher Steidle, M.D. Dr. Steidle has served as a director since April 2002 and also serves as a member of our Audit Committee. He has been in the private practice of urology since 1989. He has also been the Medical Director of Northeast Indiana Research, LLC, an urologic diagnostic center, since 1989.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

We have entered into a registration rights agreement with the holders of our Series A-1, A-2, A-3, A-4, A-5, A-6 and A-7 preferred stock. Pursuant to the terms of the agreement, at any time after January 6, 2002, the holders of 40% of the shares covered by the agreement may demand registration of their shares, provided that:

•	there is a limit of two demand registrations on Form S-1 (but no limit on the number of demand registrations on Form S-3);

•	any Form S-1 registration must cover at least 750,000 shares; and

•	any Form S-3 registration must be offered at an aggregate offering price of at least $1,000,000.

In addition, the holders of registrable stock are entitled to piggyback registration rights in registered offerings of our securities occurring at least 180 days following the effective date of a registration statement for an initial public offering of our securities.

We have agreed to bear all reasonable expenses of registrations under the agreement other than underwriting discounts and commissions (which will be borne pro rata by us and the holders of registrable stock being registered).

Registration rights may not be assigned by the investors other than to up to 50 of an investor’s partners and unless the transferee would hold at least 100,000 shares of registrable stock and the transferee signs a counterpart to the agreement. Each investor has agreed to enter into a customary lock-up agreement with the underwriter, subject to the satisfaction of certain specified conditions.

As long as a minimum number of shares of registrable stock are outstanding, we may not grant other registration rights unless a majority of the holders of registrable stock consent in writing. All registration rights under the agreement expire five years following the effective date of a registration statement for an initial public offering of our securities.

Investor Rights Agreement

We have entered into an investor rights agreement with the holders of our Series A-1, A-2, A-3, A-4, A-5, A-6 and A-7 preferred stock.

The parties to the investor rights agreement have agreed that, until the consummation of an initial public offering of our securities, they will vote their shares and take all actions within their power to cause our Board of Directors to be comprised of:

•	the Chief Executive Officer;

•	one director selected by the holders of the Series A-1, A-2 and A-3 preferred stock;

•	one director selected by the holders of the Series A-4 and A-5 preferred stock;

•	one director selected by LHC Corporation, a holder of the Series A-6 preferred stock;

•	two physicians associated with the investigative sites in our network; and

•	one independent director.

In addition, the parties have agreed that the director selected by the holders of the Series A-1, A-2 and A-3 preferred stock will serve on the Audit Committee of our Board of Directors and the director selected by the holders of the Series A-4 and A-5 preferred stock will serve on the Compensation Committee of our Board of Directors.

We have agreed to provide to the other parties to the agreement annual, quarterly and monthly financial information. In addition, any extraordinary remuneration that we pay to our executive officers (other than arrangements in place or contemplated at the time of the agreement) in connection with the sale of Essential Group or termination of employment must be approved by the non-management directors.

We have also granted to the other parties to the agreement a right of first refusal to purchase their pro rata share of certain future issuances of our securities.

Some of Our Directors are Officers of Our Principal Stockholders

Some of our directors are also officers of companies that own more than 5% of the outstanding shares of our Class A common stock and our Series A preferred stock. Specifically, Joan P. Neuscheler is an officer of Tullis-Dickerson & Co., Inc., the manager of TD Javelin Capital Fund, L.P., TD Origen Capital Fund, L.P. and Tullis-Dickerson Capital Focus II, L.P. and Zubeen Shroff is a general partner of Claudius, L.L.C., a general partner of Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. In addition, as discussed above, LHC Corporation has the right to select one director to our Board of Directors, which position is currently vacant.

Banerjee Consulting Agreement

On December 10, 2004, we entered into a letter agreement with our Chairman Pradip K. Banerjee, Ph.D., whereby Dr. Banerjee agreed to act as an independent consultant to management for the period September 1, 2004 through December 31, 2005. As consideration for his consulting services, Dr. Banerjee (i) will be entitled to receive, immediately prior to the consummation of a change in control transaction, an amount equal to 1.5% of the amount that holders of our Series A preferred stock otherwise would have been entitled to receive on account of their liquidation preferences and (ii) received an option to purchase up to 150,000 shares of our Class A common stock, at an exercise price per share of $1.25, which option is exercisable only in the event of a public offering of our capital stock of the type specified in the letter agreement and provided that Dr. Banerjee has not received the amount specified above in respect of a change in control transaction.

Committees and Meetings of the Board of Directors

Our Board of Directors has three standing committees: the Compensation Committee; the Audit Committee; and the Nominating Committee.

Compensation Committee

The Compensation Committee is currently comprised of Ira Klimberg, M.D., Joan P. Neuscheler and Zubeen Shroff. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all of our executive officers and other key management employees, review, approve and recommend to our Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer our stock option and incentive equity plans.

Audit Committee

The Audit Committee is currently comprised of Joan P. Neuscheler, Zubeen Shroff and Christopher Steidle, M.D., none of whom are considered independent under the New York Stock Exchange or NASD listing standards. Our Board of Directors has determined that Ms. Neuscheler is the company’s audit committee financial expert.

The functions of the Audit Committee are to appoint our independent public accountants, discuss and review the scope and the fees of the prospective audit and non-audit services, consider issues relating to auditor independence, review the results of the annual audit with our independent public accountants, review compliance with our existing major accounting and financial policies, review the adequacy of our financial organization, review management’s procedures and policies relative to the adequacy of our internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of our independent directors) transactions, if any, with affiliated parties.

The Audit Committee operates under a written charter adopted by our Board of Directors. The charter complies with the requirements of the Sarbanes-Oxley Act of 2002.

Nominating Committee

The Nominating Committee is currently comprised of C. Lee Jones, Ira Klimberg, M.D., and Zubeen Shroff, none of whom are considered independent under the New York Stock Exchange or NASD listing standards. The Nominating Committee identifies nominees to stand for election to our Board of Directors and considers nominations from stockholders, if any. The Nominating Committee does not have a written charter.

The Nominating Committee seeks to select as director nominees individuals who possess the highest levels of both personal and professional integrity, and who have demonstrated the skill and ability to best serve our needs at the time of nomination. As such, the Nominating Committee does not employ a rigid set of criterion to evaluate prospective nominees, but instead focuses on specific needs at the time the search is commenced. In the past, the Nominating Committee has sought nominees who have possessed particular experience and knowledge in the pharmaceutical or research industry, achieved success in building and growing their own business or who have completed graduate-level degree programs in science or business. Stockholder nominees are reviewed by the Nominating Committee in the same manner as those nominees that are identified by the Nominating Committee.

The Nominating Committee will consider nominees for election to the Board of Directors proposed by stockholders if the following information concerning each nominee is timely submitted by means of a written notice to our Secretary: (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of our capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder and (2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of our capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. To be timely, any such notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days before the date we first mailed our proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year’s annual meeting, any such notice must be received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was made.

We have entered into an investor rights agreement with holders of our Series A preferred stock pursuant to which we have agreed to take action to cause our Board of Directors to be comprised of individuals as specified herein. See “Certain Relationships and Related Transactions—Investor Rights Agreement.”

During 2004, four meetings of the Board of Directors, four meetings of the Audit Committee, one meeting of the Compensation Committee and one meeting of the Nominating Committee were held. All of our directors attended at least 75%, in the aggregate, of the number of meetings of our Board of Directors and the committees of which they were members during their periods of service as directors and committee members in 2004.

Stockholders or other interested parties may communicate with our Board of Directors, its committees or any member of our Board of Directors by writing to such person or group at Essential Group, Inc., Attention: Secretary, 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031. Management will review all such communications and determine whether such communications require immediate attention. Management will forward all such communications, or a summary of such communications, to the appropriate director or directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Except as set forth below and based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2004. Certain affiliates of Galen Partners, specifically, Galen Partners III LP, Galen Partners International III LP, Galen Investment Advisory Group L.L.C., Galen Associates, Galen Advisors LLC, Galen Employee Fund III LP, Claudius LLC, Wesson Enterprises Inc., Bruce F. Wesson, David Jahns, William R. Grant, Srini Conjeevaram and John L. Wilkerson did not timely file the required Forms 3 to report their initial holdings and Forms 4 which relate to the grant of warrants made to Galen Investment Advisory Group LLC, an affiliate of Galen Associates, in consideration of Mr. Shroff’s service as a member of our Board of Directors, made on or around February 3, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about compensation earned by our Chief Executive Officer and our executive officers for services rendered for our last three fiscal years. The officers listed in the following table are referred to as the named executive officers:

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities underlying Options (#)	LTIP Payouts ($)	All Other Compen- sation ($)(1)
C. Lee Jones President and Chief Executive Officer	2004 2003 2002	$225,000 225,042 232,292	$93,750 — 91,375	— — —	— — —	300 772,500 —	— — —	$1,125 2,907 5,100

Dennis N. Cavender(2) Executive Vice President, Chief Financial Officer and Secretary	2004 2003 2002	$169,444 — —	$84,000 — —	— — —	— — —	— — —	— — —	— — —

Julie A. Ross Executive Vice President	2004 2003 2002	$171,250 159,208 158,850	$36,750 — 30,000	— — —	— — —	— 137,135 500	— — —	$1,639 3,036 4,766

(1)	Represents contributions by us to our 401(k) plan.
(2)	Mr. Cavender was appointed as our Chief Financial Officer effective January 1, 2004.

Stock Option Grants

The following table sets forth information regarding stock options granted to the named executive officers during the year ended December 31, 2004, all of which were granted under our Amended and Restated 1996 Employee Stock Option Plan (the “Employee Stock Option Plan”). None of the named executive officers received stock appreciation rights, or SARs.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
C. Lee Jones	300	(1)	*	$2.00	2/5/14	$10.84	$372.65
Dennis Cavender	—		—	—	—	—	—
Julie Ross	—		—	—	—	—	—

*	Less than one percent.
(1)	The options were granted on February 5, 2004. Of these options, 300 shares were immediately exercisable.

Exercise of Stock Options and Year-End Values

The following table sets forth information regarding the number and value of unexercised class A common stock options held by each of the named executive officers as of December 31, 2004. None of the named executive officers exercised stock options in 2004. None of the named executive officers holds SARs.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In- The-Money Options at Fiscal Year-End
			Exercisable/ Unexercisable	Exercisable/Unexercisable
C. Lee Jones	—	—	500,381/272,419	0/0
Dennis Cavender	—	—	46,249/92,501	0/0
Julie Ross	—	—	80,985/65,515	0/0

Amended and Restated 1996 Employee Stock Option Plan

Our Employee Stock Option Plan permits our Board of Directors broad discretion to grant stock options to officers and employees who are responsible for contributing to the management, growth or profitability of our business. The total number of shares that may be issued under the Employee Stock Option Plan is 2,011,000 shares of Class A common stock and 79,767 shares of Series C contingent convertible preferred stock. The maximum share number can be adjusted if we undertake a stock split, stock dividend or other similar transaction. The terms that our Board of Directors has the discretion to determine include:

•	the exercise price of the option;

•	the term of the option, which cannot exceed 10 years; and

•	any modifications of the time or manner of vesting or the exercise price, subject to applicable legal restrictions and to the consent of the other party to the agreement.

The option agreements between us and each existing optionee provide that, upon the occurrence of a Change in Control, the option will become immediately vested to the extent of 100% of the option shares. For options granted after January 1, 2001, the exercisability of the option will not be accelerated if and to the extent the option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation or its parent or substituted with an award with substantially the same terms by the surviving corporation or its parent.

“Change in Control” is defined under our Employee Stock Option Plan to mean any of the following:

•	the execution by us of an agreement for the merger, consolidation or reorganization into or with another corporation or other legal person which results in less than a majority of the voting power of the surviving corporation being held by the holders of our common stock immediately prior to the transaction;

•	the execution by us of an agreement for the sale or other transfer of all or substantially all of our assets to another corporation or legal person which results in less than a majority of the voting power of the surviving corporation being held by the holders of our common stock immediately prior to the transaction;

•	there is a report filed on Schedule 13D or Schedule 14D-1, each as promulgated pursuant to the Exchange Act, disclosing, or we are otherwise notified, that any person has or intends to become a beneficial owner (as defined under Rule 13d-3 promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting stock, including, without limitation, a tender offer or exchange offer. However, any acquisitions directly from us that are approved by our existing Board of Directors, any acquisition by us, or any acquisition by any employee benefit plan sponsored by us do not constitute a Change in Control;

•	during any two-year period, individuals who at the beginning of such period constitute our directors cease for any reason to constitute at least a majority of the Board of Directors; or

•	we adopt a plan for the liquidation or dissolution of Essential Group.

1996 Consultants Warrant Stock Plan

Our 1996 Consultants Warrant Stock Plan (the “Consultants Warrant Stock Plan”) permits our Board of Directors broad discretion to grant stock options to consultants who will contribute to our long range success. The total number of shares that may be issued under the Consultants Warrant Stock Plan is 300,000 shares of Class A common stock. The maximum share number can be adjusted if we undertake a stock split, stock dividend or other similar transaction and may be increased by our Board of Directors. Our Board of Directors has discretion to determine the terms and conditions of each option, including:

•	the exercise price of the option;

•	the term of the option, which cannot exceed 10 years; and

•	any modifications of the time or manner of vesting or the exercise price, subject to applicable legal restrictions and to the consent of the other party to the agreement.

The option agreements between us and each existing optionee provide that, upon the occurrence of a Change in Control, the option will become immediately vested to the extent of 100% of the option shares. For options granted after January 1, 2001, the exercisability of the option will not be accelerated if and to the extent the option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation or its parent or substituted with an award with substantially the same terms by the surviving corporation or its parent. The definition of Change in Control under the Consultants Warrant Stock Plan is the same as under our Employee Stock Option Plan described above.

Amended and Restated 1996 Director Stock Option Plan

Our 1996 Amended and Restated Director Stock Option Plan (the “Director Stock Option Plan”) permits our Board of Directors broad discretion to grant stock options to directors who contribute to the management, growth or profitability of our business. The total number of shares that may be issued under the Director Stock Option Plan is 450,000 shares of Class A common stock and 21,477 shares of Series C contingent convertible preferred stock. The maximum share number can be adjusted if we undertake a stock split, stock dividend or other similar transaction and may be increased by our Board of Directors. Our Board of Directors has discretion to determine the terms and conditions of each option, including:

•	the exercise price of the option;

•	the term of the option, which cannot exceed 10 years; and

•	any modifications of the time or manner of vesting or the exercise price, subject to applicable legal restrictions and to the consent of the other party to the agreement.

The option agreements between us and each existing optionee provide that, upon the occurrence of a Change in Control, the option will become immediately vested to the extent of 100% of the option shares. For options granted after January 1, 2001, the exercisability of the option will not be accelerated if and to the extent the option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation or its parent or substituted with an award with substantially the same terms by the surviving corporation or its parent. The definition of Change in Control under our Director Stock Option Plan is the same as under our Employee Stock Option Plan described above.

Employment Agreements

Employment Agreement with C. Lee Jones

We have entered into an employment, confidentiality, non-competition and severance agreement with C. Lee Jones. The agreement requires Mr. Jones to maintain the confidentiality of our proprietary information; it also requires that Mr. Jones refrain from competing with and soliciting our employees during his employment and for a period of up to one year after termination of his employment. Further, unless Mr. Jones is terminated for cause or following a Change in Control, he will be entitled for a period of one year following termination of his employment with us to receive the aggregate of the sum of his highest annual base salary during the three-year period prior to his termination and his average annual cash and equity incentive compensation award during the same three-year period. In addition, all of his unvested stock options will terminate on the date of involuntary termination, and he will have the right to exercise his vested stock options at any time no later than 90 days after the date of his involuntary termination.

Pursuant to the agreement, if Mr. Jones is terminated at any time during a period of two years following a Change in Control, unless for cause, or he terminates his employment with us during such two-year period upon the occurrence of certain events, including, without limitation, a reduction in his aggregate base pay and incentive pay or our failure to maintain Mr. Jones in the office or position, or a substantially equivalent office or position of or with us, which he held immediately prior to a Change in Control, Mr. Jones will be entitled to receive a lump sum payment in an amount equal to the sum of his base pay (at the highest rate in effect for any period prior to the termination date) and incentive pay. In addition, Mr. Jones will be entitled to receive for a period of twelve months following the termination date, welfare benefits substantially similar to those that he was receiving or entitled to receive immediately prior to the termination date and outplacement services in an amount up to 20% of his base pay. Furthermore, all of Mr. Jones’ stock options that were outstanding and not exercisable on the date of the agreement will become immediately exercisable, all unvested stock options granted after the date of the agreement will terminate on the termination date, and he will be entitled to exercise his options until one year after the termination date.

In the above-described agreement, a “Change in Control” is defined to include:

•	the acquisition by any individual, entity or group of beneficial ownership of 15% or more of the combined voting power of our then-outstanding voting stock, except in several instances;

•	individuals who currently constitute our Board of Directors cease for any reason to constitute at least a majority of our Board of Directors, with several exceptions;

•	consummation of a reorganization, merger or consolidation or a sale or other disposition of all or substantially all of our assets, unless, in each case, immediately following such event,

•	all or substantially all of the individuals and entities who were the beneficial owners of our voting stock immediately prior to the event beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such event is substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of our voting stock;

•	no person (other than us, such entity resulting from the transaction or any employee benefit plan (or related trust) sponsored or maintained by us) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from the transaction or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such entity; and

•	at least a majority of the members of the board of directors of the entity resulting from the transaction were members of the incumbent Board of Directors at the time of the execution of the initial agreement or of the action of the Board of Directors providing for the transaction.

or

•	the approval by our stockholders of our complete liquidation or dissolution, except pursuant to a transaction described above.

Employment Agreement with Dennis N. Cavender

We also entered into an employment, confidentiality, non-competition and severance agreement with Dennis N. Cavender. The agreement requires Mr. Cavender to maintain the confidentiality of our proprietary information; it also requires that Mr. Cavender refrain from competing with and soliciting our employees during his employment and for a period of up to one year after his termination of employment. Under his agreement, unless Mr. Cavender is terminated for cause, he will be entitled for a period of six months following termination of his employment with us to receive payments that in the aggregate equal one-half of his highest annual base salary during the three-year period prior to his termination. In addition, all of his unvested stock options will terminate on the date of involuntary termination, and he will have the right to exercise his vested stock options at any time no later than 90 days after the date of his involuntary termination.

In addition, we have agreed to indemnify Mr. Cavender to the full extent permitted by law for losses arising in connection with his employment unless those losses arise as a result of his gross negligence or willful misconduct or to actions taken in bad faith.

Employment Agreement with Julie A. Ross

We also entered into an employment, confidentiality and non-competition agreement with Julie A. Ross. The agreement requires Ms. Ross to maintain the confidentiality of our proprietary information; it also requires that Ms. Ross refrain from competing with and soliciting our employees during her employment and for a period of up to one year after her termination of employment. Under her agreement, unless Ms. Ross is terminated for cause, she will be entitled to receive six months base salary at her current salary, all of her unvested stock options will terminate as of the date of her termination of employment and she will have the right to exercise any vested stock options at any time no later than 12 months after the date of her termination of employment. In addition, if she is involuntarily terminated but without cause within two years following a Change in Control, all of her stock options will become vested and immediately exercisable.

Director’s Compensation

We currently pay our non-employee directors annual director compensation in the form of an annual grant of stock options under our Amended and Restated 1996 Director Stock Option Plan. We also reimburse directors for expenses incurred to attend Board of Directors or committee meetings. Under our compensation policy for outside directors, each director is granted non-qualified stock options to purchase 4,000 shares of Class A common stock for serving on our Board of Directors during the year and stock options to purchase 1,000 shares of Class A common stock for each regular meeting of our Board of Directors attended by the director. In addition, we grant to each director a stock option to purchase 2,000 shares of Class A common stock for each committee membership held by a director during the year. We also grant to the Chairman of the Board a stock option to purchase 1,000 shares of Class A common stock for his service during the year. For their services as directors in 2004, we granted Dr. Banerjee options to purchase 6,000 shares of our Class A common stock, Dr. Klimberg options to purchase 10,000 shares of our Class A common stock, Ms. Neuscheler options to purchase 12,000 shares of our Class A common stock and Dr. Steidle options to purchase 8,000 shares of our Class A common stock. We also granted warrants to purchase 12,000 shares of our Class A common stock to Galen Investment Advisory Group, LLC in consideration for Mr. Shroff’s services as a representative director for the Series A-4 and A-5 preferred stockholders.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors establishes our compensation policies and the compensation of our officers and establishes and administers our compensation programs. The committee’s members are Ira Klimberg, M.D., Joan P. Neuscheler and Zubeen Shroff. None of these directors is, or has been, an executive officer of Essential Group.

Compensation Committee Report on Executive Compensation

Executive Compensation Philosophy. The Compensation Committee is responsible for establishing salaries, incentives and other forms of compensation for our directors, officers and employees and for administering our equity incentive plans and other incentive and benefit plans. The compensation philosophy supported by the Compensation Committee recognizes the need to attract and retain talented executives to meet our business requirements. In doing so, however, the Compensation Committee is mindful of overall stockholder return and believes that incentive program design and payments should appropriately reflect comparisons with peer company performance.

The Compensation Committee advises, recommends and approves compensation strategies, policies and pay levels necessary to support the business. Subject to the approval of our Board of Directors, the Compensation Committee determines the remuneration of the President and Chief Executive Officer and other executives. Only directors who are not our employees may serve on the Compensation Committee.

Executive Compensation. Our compensation program utilizes company performance and individual performance as determinants of executive pay levels. In determining executive compensation, the Compensation Committee reviews the following measurable factors:

•	external market data on executive compensation;

•	our performance;

•	the individual’s contribution to our success;

•	the competitive environment for the retention of executive talent; and

•	the internal equity of compensation levels among executive officers.

In addition, our compensation policy for executive officers for the fiscal year ended December 31, 2004 was designed to achieve the following objectives:

•	to enhance our profitability and align management’s long-term interests with those of our stockholders;

•	to reward executive performance that is consistent with our annual and long-term performance goals;

•	to recognize individual initiative and achievement; and

•	to provide competitive compensation that will attract and retain qualified executives.

An executive officer’s compensation package includes: (1) base salary, which is based on our overall performance and external market data, (2) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives and individual objectives, and (3) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers’ long-term interests with those of our stockholders and encouraging the achievement of superior results over an extended period. Subject to the approval of our Board of Directors, the Compensation Committee determines all elements of compensation for the President and Chief Executive Officer. For other executive officers, the Compensation Committee makes determinations based on relevant data and recommendations made by the President and Chief Executive Officer.

Base Compensation. The Compensation Committee reviews base salaries annually. In setting base salaries for executive officers, the Compensation Committee generally takes into account the following factors:

•	our past financial performance and future expectations;

•	the general and industry-specific business environment;

•	the individual executive officer’s base compensation in the prior year;

•	periodically published surveys of base compensation at comparable companies;

•	annual compensation increases at such companies; and

•	corporate and individual performance.

The Compensation Committee’s review of the above factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers. For fiscal year 2004, base salaries and variable incentive compensation opportunities for our executive officers were targeted at levels which would cause total annual compensation (i.e., salary and bonus) of executive officers to average at approximately the median of compensation for officers of comparatively sized companies and for overall industry practice.

Performance-Based Compensation. Our performance-based compensation policies are designed to reward executive officers when we meet or exceed pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance our growth and success. In establishing performance bonus formulas for our executive officers for fiscal year 2004, the Compensation Committee considered:

•	the annual base compensation of each individual;

•	individual performance;

•	our actual performance as compared to projected performance under our annual operating plan;

•	our projected future performance;

•	the general business environment; and

•	periodically published surveys of performance compensation at comparable companies.

The Compensation Committee’s review of the above factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding potential bonuses of executive officers.

President and Chief Executive Officer Compensation. Mr. Jones, our President and Chief Executive Officer, may participate in the same compensation programs that are available to our other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. Jones was paid a bonus of $93,750 for fiscal year ended December 31, 2004. The amount of the bonus was based upon the achievement of certain performance goals approved by our Board of Directors.

COMPENSATION COMMITTEE

Zubeen Shroff, Chairperson

Ira Klimberg, M.D.

Joan P. Neuscheler

INDEPENDENT PUBLIC ACCOUNTANTS

On August 7, 2002, our Board of Directors, based on the recommendation of our Audit Committee, approved the appointment of Grant Thornton LLP as our independent public accountants for the fiscal year ended December 31, 2002, to replace Arthur Andersen LLP as our independent auditors, effective as of August 7, 2002. In addition, Grant Thornton has been selected to serve as our independent public accountants for the fiscal year ending December 31, 2005.

Audit Fees

Grant Thornton billed fees of approximately $112,640 for fiscal year 2004 and approximately $105,500 for fiscal year 2003 for professional services rendered for the audit of our annual financial statements and the reviews of interim financial statements included in our Quarterly Reports on Form 10-Q filed during fiscal year 2004 and fiscal year 2003.

Audit-Related Fees

Grant Thornton billed fees of approximately $2,595 for fiscal year 2004 and approximately $2,516 for fiscal year 2003 for assurance and related services rendered that were reasonably related to the performance of the audit or review of our financial statements and not included in “Audit Fees” above. These fees were for travel and other expenses related to the audit of our annual financial statements and reviews of interim financial statements.

Tax Fees

For fiscal years 2004 and 2003, Grant Thornton billed no fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees

Grant Thornton billed fees of approximately $13,600 for fiscal year 2004 and approximately $11,000 for fiscal year 2003 for products and services provided by Grant Thornton, other than those services covered above. These services included audit of pension plans in fiscal years 2004 and 2003.

In accordance with the Sarbanes-Oxley Act of 2002, our Audit Committee established policies and procedures under which all audit and non-audit services performed by our principal accountants must be approved in advance by the Audit Committee. As provided in the Sarbanes-Oxley Act, all audit and non-audit services provided after May 6, 2003 must be pre-approved by the Audit Committee in accordance with these policies and procedures. Based in part on consideration of the non-audit services provided by Grant Thornton during fiscal year 2004, the Audit Committee determined that such non-audit services were compatible with maintaining the independence of Grant Thornton. Since May 6, 2003, all of the services described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved by the Audit Committee. We believe that none of the time expended on Grant Thornton’s engagement to audit our financial statements for fiscal year 2004 was attributable to work performed by persons other than Grant Thornton’s full-time, permanent employees.

Audit Committee Report

The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee’s members are Joan P. Neuscheler, Zubeen Shroff and Christopher Steidle, M.D., none of whom are considered independent under the New York Stock Exchange or NASD listing standards. The Audit Committee operates under a written charter approved by our Board of Directors.

Management is responsible for our internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2004 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee has also considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining their independence.

We have historically recorded revenues derived from our patient recruitment services business net of any related costs incurred. Although the treatment of these revenues on a net basis was consistent with what our management understood to be industry practice at the time the revenue recognition policy was adopted, management, in consultation with the Audit Committee and Grant Thornton, reviewed the revenue recognition policy in light of the multi-factor test set forth in the Financial Accounting Standards Board’s Emerging Issues Task Force Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”). This review was conducted to determine whether revenue derived from our patient recruitment services business should be recorded on a gross basis.

On March 17, 2005, the Audit Committee and management determined that EITF 99-19 requires revenues derived from our patient recruitment services business to be recorded as gross revenue inclusive of any related costs incurred. The Audit Committee and management discussed this change with Grant Thornton, who agreed with this determination. As such, we have restated our consolidated statements of operations to present such revenues on a gross basis in accordance with accounting principles generally accepted in the United States and EITF 99-19. The restatement of our consolidated statements of operations for our fiscal years ended December 31, 2003 and 2002, for the first three quarters of 2004 and for each quarter of 2003 and 2002 is included in our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 30, 2005 (the “Annual Report”).

Based upon the Audit Committee’s discussions with management and the independent accountants, its review of the representations of management and the report of the independent accountants, the Audit Committee recommended the inclusion of the audited consolidated financial statements in our Annual Report.

THE AUDIT COMMITTEE

Joan P. Neuscheler Zubeen Shroff Christopher Steidle, M.D.

PROPOSALS BY SECURITY HOLDERS

Our Board of Directors does not know of any matters that are to be presented to the stockholders for their approval and consent pursuant to the written consent of majority of the stockholders other than those referred to in this Information Statement.

By Order of the Board of Directors

/s/ C. LEE JONES
C. Lee Jones President and Chief Executive Officer